Exhibit 10.4

GLEAVE SERVICES AGREEMENT

THIS AGREEMENT, made as of the 21st day of December, 2001 between:

DR. MARTIN GLEAVE, an individual residing in Vancouver, British Columbia (hereinafter referred to as “Gleave”)

-and-

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada.

RECITALS:

WHEREAS the Corporation has been formed in order to pursue the research, development and commercialization of oncology therapeutics and diagnostics acquired or developed by the Corporation;

AND WHEREAS Gleave owns or controls 4,100,000 common shares of the Corporation;

AND WHEREAS Gleave has agreed to perform certain functions and services pursuant to the terms of this Agreement for the purposes of achieving the Gleave Milestones;

AND WHEREAS Gleave has deposited 1,000,000 of his common shares of the Corporation in escrow releasable upon the achievement of the Gleave Milestones;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                      Definitions

Wherever used in this Agreement or the recitals or schedules hereto, the following terms shall have the following meanings:

(a)                                  “Agreement” means this agreement and the schedules hereto, as they may be amended or supplemented from time to time by the parties in writing;

(b)                                 “Completion of Phase I Clinical Milestone” means the completion of a phase I clinical study by the Corporation to evaluate OGX-011 in prostate cancer including accrual and data analysis;

*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

(c)                                  “Confidential Information” means information which is confidential to the Corporation or in which the Corporation has a proprietary interest, including but not limited to:

(i)                                     information relating to the Corporation’s finances, the Corporation’s business plans, practices and strategies, including the Corporation’s patent strategies;

(ii)                                  the Technology and Corporation Intellectual Property and information relating to the Technology and Corporation Intellectual Property, including production data, technical and engineering data, test data and test results, the status and details of research and development of any product or services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);

(iii)                               enhancements, modifications, additions, other improvements or work product resulting from or related to work or projects performed or to be performed by the Corporation related to the Technology or Corporation Intellectual Property, including, but not limited to, the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analysis, techniques and audits used in connection with the Technology or Corporation Intellectual Property; and

(iv)                              the information and materials referred to in Section 14 hereof.

(d)                                 “Corporation” means OncoGenex Technologies Inc. together with its affiliates and subsidiaries;

(e)                                  “Corporation Intellectual Property” means all ideas, concepts, business and trade names, trademarks, know-how, trade secrets, inventions, improvements, devices, methods, processes and discoveries, whether patentable or not, and whether or not reduced to writing or other tangible form or to actual or constructive practice which: (i) are part of the Technology licensed to the Corporation under the UBC Licenses; (ii) are conceived, created or developed by Gleave through the performance of his duties under Section 2 hereof; (iii) are licensed or assigned to the Corporation or otherwise developed or acquired on behalf of or by the Corporation; (iv) result from the use of the premises or property (including equipment, supplies or Confidential Information) owned, used, leased or licensed by the Corporation or which reasonably relates to its business; or (v) are enhancements, modifications, additions, or other improvements to the foregoing or the Technology or work product resulting from or related to work or projects performed or to be performed by the Corporation related to the foregoing or the Technology;

(f)                                    “Escrowed Shares” means 1,000,000 common shares of the Corporation registered in the name of Gleave and subject to the Escrow Agreement;

(g)                                 “Gleave Escrow Agreement” means the escrow agreement dated December 21st , 2001 and between Gleave, the Corporation, MOI Escrow Services Ltd.;

(h)                                 “Gleave Milestones” shall have the meaning ascribed thereto pursuant to Section 3 hereto;

(i)                                     “Initiation of Phase I Clinical Milestone” means the initiation of a phase I clinical study by the Corporation to evaluate OGX-011 in prostate cancer, and authorized by either the Therapeutic Products Directorate of Canada or the Federal Drug Administration of the United States of America;

(j)                                     “Negative Waiver” means a waiver by Gleave in favour of the University of British Columbia of all of Gleave’s economic interests and rights to revenue streams in respect of the Technology as contemplated by Policy 88 of the University of British Columbia, such waiver made for the purposes of enabling the Corporation to negotiate a reduced fee in respect of the UBC Licenses with the University of British Columbia in respect of the Technology and such other intellectual property licensed to the Corporation from the University of British Columbia as the parties may agree;

(k)                                  “OGX-011” means an antisense inhibitor of Clusterin having the sequence [***], with phosphorothioate linkages throughout and in which bases [***] and [***] contain 2’-O-methoxyethyl sugar modifications;

(l)                                     “Technology” means the technology as listed and described in Schedule “A” hereto;

(m)                               “Term” shall have the meaning ascribed thereto in Section 5 hereof;

(n)                                 “UBC Licenses” means the licenses entered into by the University of British Columbia and the Corporation effective November 1, 2001 which define the terms under which the Corporation has acquired an exclusive license to the Technology.

2.                                      Gleave Services

2.1                                 Gleave agrees to perform all functions normally associated with the position of a Chief Scientific Officer (“CSO”) for the Term of this Agreement and shall oversee the scientific development of the Technology and the Corporation Intellectual Property by the Corporation. Gleave shall perform all duties related to the functions of a CSO, including all of the following:

(a)                                  management of scientific collaborations;

(b)                                 co-develop and on-going modification of a commercialization plan;

(c)                                  participate in establishing the strategic direction of the Corporation;

(d)                                 participate in establishing and managing strategic alliances;

(e)                                  co-develop appropriate government grant applications, including but not limited to Industrial Research Assistance Program (IRAP) and Science Council of British Columbia;

(f)                                    participate in meetings and presentations requiring scientific representation of the Corporation;

(g)                                 participate in the organization of appropriate advisory teams or boards;

(h)                                 enhance and develop the Technology and Corporation Intellectual Property and pursue inventions and other valuable creations; and

(i)                                     provide the Negative Waiver and execute all documents necessary to effect same.

2.2                                 Gleave shall be available to render such Gleave Services in good faith as reasonably requested by the Corporation. The Corporation acknowledges that Gleave also has duties and responsibilities to the University of British Columbia and that he is required to abide by the guidelines of the University of British Columbia with respect to outside professional activities. Gleave hereby represents and warrants that, to the best of his knowledge, such guidelines shall not materially impair his ability to provide the Gleave Services.

3.                                      Release of Shares From Escrow

3.1                                 Gleave shall deposit the Escrowed Shares with the Escrow Agent and subject to the terms and conditions of the Escrow Agreement. Subject to the terms of the Escrow Agreement, the Escrowed Shares will be released to Gleave upon the occurrence of the following events (the “Gleave Milestones”):

(a)                                  as to 500,000 Escrowed Shares, upon achieving the Initiation of Phase I Clinical Milestone; and

(b)                                 as to 500,000 Escrowed Shares, upon achieving the Completion of Phase I Clinical Milestone.

4.                                      Reimbursement for Expenses

4.1                                 The Corporation shall reimburse Gleave for all reasonable expenses incurred by him on behalf of the Corporation, provided that such expenses have been previously authorized by the Corporation. Such expenses shall include, but not be limited to, travel, room and board costs, if any, incurred by Gleave in attending meetings on behalf of the Corporation. The Corporation shall make such payment within ten (10) days after receiving a statement setting forth such expenses incurred and related receipts.

5.                                      Term and Termination

5.1                                 Subject to Article 9, the term of this Agreement shall be for two (2) years from the date hereof (the “Term”), provided that:

(a)                                  the Corporation shall have the right to terminate this Agreement at an earlier date if Gleave defaults on his obligations hereunder and the Corporation has given written notice to Gleave of such default and Gleave has failed to correct such default within thirty (30) days of such notice, and;

(b)                                 the Corporation shall have the right to terminate this Agreement at an earlier date on five (5) days prior written notice to Gleave if Gleave ceases to beneficially own or control any shares of the Corporation.

6.                                      Release of Escrowed Shares on Early Termination

6.1                                 If this Agreement is terminated by the Corporation before the end of the Term in accordance with the provisions of Section 5(a) hereto, any Escrowed Shares which are releasable due to satisfactory performance of either of the Initiation of Phase I Clinical Milestone or the Completion of Phase I Clinical Milestone but which, at the time of termination of this Agreement, have not yet been issued to Gleave shall be released forthwith upon termination of this Agreement.

7.                                      Non-Use and Non-Disclosure

7.1                                 Gleave agrees that he will occupy a position of trust and confidence with respect to the affairs and business of the Corporation and that it is reasonable and necessary for Gleave to make non-use and non-disclosure covenants to be effective during and after the Term hereof. Gleave acknowledges and agrees that the Confidential Information has commercial value by virtue of its secrecy. Gleave shall not: (a) use any Confidential Information for any purpose other than to further the best interests of the Corporation only; or (b) disclose to any third party any Confidential Information disclosed to him by or for the Corporation, except to further the best interests of the Corporation and only if the Board of Directors approves such disclosure in advance in writing. Without limiting the foregoing, Gleave shall not publish any material containing Confidential Information without the prior written consent of the Corporation and shall submit draft materials of any publication containing Confidential Information to the Board of Directors of the Corporation for prior review to ensure that the Corporation is satisfied that it contains no Confidential Information and shall allow a period of at least sixty (60) days for such review. The foregoing restrictions on use and disclosure shall not apply to any Confidential Information that:

(a)                                  the Board of Directors, in its sole discretion, has granted prior express consent for Gleave to disclose or use;

(b)                                 at the time Gleave uses or discloses such Confidential Information to a third party, has been previously made available to Gleave by a person, other than the Corporation or anyone acting on behalf of the Corporation, having the right to do so without breaching any obligation of non-use or confidentiality;

(c)                                  at the time Gleave uses or discloses such Confidential Information to a third party it has already become publicly known, for example, by publication, through no breach of any obligation of non-use or confidentiality; or

(d)                                 is required to be disclosed pursuant to a requirement of a governmental agency or law so long as Gleave provides the Corporation with notice of such requirement prior to any such disclosure.

8.                                      No Rights to Confidential Information

8.1                                 Nothing in this Agreement shall be construed to grant to Gleave any express or implied option, license or other rights, title or interest in or to the Confidential Information, or obligate either party to enter into any agreement granting any such right.

9.                                      Obligations Continue

9.1                                 Gleave’s obligations under this Agreement with respect to Confidential Information are to remain in effect until the expiration of any patent owned or licensed by the Corporation related to that matter (if any), and for all other matters, for five (5) years from the termination of this Agreement, and will exist and continue in full force and effect for such period notwithstanding any breach or repudiation, or any alleged breach or repudiation of this Agreement by the Corporation.

10.                               Representations, Warranties and Covenants

10.1                           Gleave represents, warrants and covenants to the Corporation that:

(a)                                  he has the capacity to enter into and perform his obligations under this Agreement;

(b)                                 the entering into and performance of Gleave’s duties under this Agreement will not breach or conflict with or create a conflict of interest under any agreement or other obligation to any third party, including, but not limited to any obligation to keep confidential the proprietary information of any third party;

(c)                                  Gleave is not bound by any agreement with or obligation to any third party that conflicts with Gleave’s obligations hereunder or that may affect the Technology or the Corporation Intellectual Property;

(d)                                 Gleave will not improperly bring to the Corporation or use any trade secrets, confidential information or other proprietary information of any third party; and

(e)                                  Gleave will not in performing this Agreement, knowingly infringe the intellectual property rights of any third party.

11.                               Non-Competition

11.1                           Gleave acknowledges that his relationship with the Corporation and knowledge of Confidential Information will enable Gleave to put the Corporation at a significant competitive disadvantage if Gleave is employed or engaged by or becomes involved in a business competitive with that of the Corporation. Accordingly, during the term of this Agreement and for a period of two (2) years after any termination of this Agreement, Gleave will not be engaged, directly or indirectly, individually, in partnership, in conjunction with any other person or as an employee, consultant, adviser, principal, agent, member or proprietor in any competitive business (direct or indirect) unless the Corporation otherwise agrees.

11.2                           The restriction in this section will not prohibit Gleave from holding not more than five percent of the issued shares of a public company listed on any recognized stock exchange or traded on any bona fide “over the counter” market anywhere in the world.

12.                               No Solicitation

12.1                           Gleave shall not during the term of this Agreement and for a period of two (2) years after any termination of this Agreement, induce or solicit, attempt to induce or solicit or assist any third party in inducing or soliciting any employee or consultant of the Corporation to leave the Corporation or to accept employment or engagement elsewhere.

12.2                           Gleave shall not directly or indirectly solicit, interfere with or endeavour to direct or entice away from the Corporation any customer, client, strategic partner or any person, firm or corporation in the habit of dealing with the Corporation.

13.                               Ownership of Corporation Intellectual Property

13.1                           Gleave agrees that Gleave shall not acquire any right, title or interest in or to the Corporation Intellectual Property, all of such right title and interest being owned or licensed by the Corporation. The Corporation, its assignees and its licensees, are not required to designate Gleave as the author of any Corporation Intellectual Property. Gleave hereby waives in whole all moral rights and agrees never to assert any moral rights which Gleave may have in the Corporation Intellectual Property, the right to be associated with the Corporation Intellectual Property, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Corporation Intellectual Property and the right to restrain, use or reproduce the Corporation Intellectual Property in any context and in connection with any product, service, cause or institution and Gleave further confirms that the Corporation may use or alter any such Corporation Intellectual Property as the Corporation sees fit in its absolute discretion. Gleave agrees to disclose to the Corporation, promptly and fully in writing and in complete enabling detail, any and all Corporation Intellectual Property which is conceived or created by Gleave. Title to such Corporation Intellectual Property and any patents issued or copyrights obtained thereon (including any of the patents listed in Appendix A hereto) shall be and remain in the Corporation (or with the University of British Columbia if so required by the UBC Licenses). The Corporation shall retain the exclusive right to use and practice the Corporation Intellectual Property and any Canadian, U.S., or other patents issuing thereon.

14.                               Records

14.1                           Gleave shall keep complete, accurate and authentic notes, reference materials, data and records of all Corporation Intellectual Property in the manner and form requested by the Corporation and all such materials shall be considered Confidential Information upon their creation.

15.                               Patent Applications

15.1                           Gleave agrees that the Corporation or any entity designated by the Corporation shall have the exclusive right, subject to any restrictions listed in the UBC Licenses, at its sole cost and in its sole discretion, to apply for and obtain patents or copyrights in respect of the Technology and the Corporation Intellectual Property in Canada, the United States and all other countries. Whenever requested to do so, both during the term of this Agreement and after termination hereof, Gleave shall promptly at the sole cost of the Corporation execute and deliver any and all documents for copyright protection and any and all patent applications, assignments, oaths, declarations, or other instruments that the Corporation shall deem desirable, including, without limitation, those documents necessary to apply for and obtain, or to maintain patents in Canada, the United States or any other country in respect of the Technology and the Corporation Intellectual Property.

16.                               Further Assurances

16.1                           Gleave shall do all further things that may be reasonably necessary or desirable in order to give full effect to the foregoing. If Gleave’s cooperation is required in order for the Corporation to obtain or enforce legal protection of the Technology or the Corporation Intellectual Property following the termination of this Agreement, Gleave shall provide that cooperation at the sole cost of the Corporation provided that Gleave shall obtain the prior written approval of the Corporation before incurring any such cost.

17.                               Notices

17.1                           All notices, requests, demands or other communications required or permitted to be given by one party to another hereunder shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(a)                                  if to Gleave:

Dr. Martin Gleave

[***]

(b)                                 if to the Corporation:

OncoGenex Technologies Inc.

D-9, 2733 Heather Street

Vancouver, British Columbia  V5Z 3J5

Facsimile no.: (604) 875-5604

Attention:                                         Scott Cormack, President

or at such other address of which notice is given in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered personally or by courier, or if by facsimile, on the next business day after transmission, or if mailed, on the fourth business day after the mailing thereof provided that if any such notice, request, demand or other communications shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities on or before the fourth business day after the mailing thereof, such notices, requests, demands or other communications shall be deemed to have been received on the fourth business day following the resumption of normal mail service.

18.                               Governing Law

This Agreement shall be governed and construed in accordance with the laws of British Columbia.

19.                               Assignment

Gleave may not assign this Agreement, in whole or in part, without the prior written consent of the Corporation, such consent to not be unreasonably withheld.

20.                               Enurement

This Agreement shall be binding on and enure to the benefit of the parties, their successors, permitted assigns and legal representatives.

21.                               Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue to be binding and enforceable on both parties, and the invalid or unenforceable provision shall be severed from this Agreement.

22.                               Entire Agreement and Amendment

This Agreement constitutes the entire agreement between the parties as to the subject matter of this Agreement. All prior negotiations, representations, warranties, agreements and promises related to this Agreement are superseded and merged into this document. The prior Gleave services agreement dated September 6, 2000 between the parties is hereby terminated. This Agreement shall not be amended, revised or modified without the prior written consent of both parties.

23.                               Counterparts

This Agreement may be signed in counterparts and by facsimile and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

/s/ Sherry Tryssenaar	/s/ Martin Gleave
Witness	DR. MARTIN GLEAVE

ONCOGENEX TECHNOLOGIES INC.

	Per:	/s/ Scott Cormack
Scott Cormack, President

Schedule A

Technology

1.                                       [***]

2.                                       [***]

3.                                       [***]

4.                                       [***]

5.                                       [***]

6.                                       [***]

7.                                       [***]

8.                                       And all applications that may be filed based on the foregoing, including, without limitation, all regular, divisional or continuation, in whole or in part, applications based on the foregoing, and all applications corresponding to the foregoing filed in countries other than the United States;  and

9.                                       Any and all issued and unexpired re-issues, re-examinations, renewals or extensions that may be based on any of the patents described above.

10.                                 All know-how, inventions, and improvements related to any of the above.

GLEAVE SERVICES AMENDING AGREEMENT

THIS AGREEMENT, made as of 1ST day of January, 2002 between:

DR. MARTIN GLEAVE, an individual residing in Vancouver, British Columbia (hereinafter referred to as “Gleave”)

-and-

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada (hereinafter referred to as the “Corporation”).

RECITALS:

WHEREAS the Corporation and Gleave entered into a services agreement dated December 21, 2001 relating to Gleave (the “Gleave Services Agreement”) providing certain services for the benefit of the Corporation;

AND WHEREAS the Corporation and Gleave wish to have Gleave participate in the compensation program of the Corporation, including its Employee Stock Option Plan;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                      CONSTRUCTION

Terms having capitalized first letter and not otherwise defined herein shall have the meaning ascribed to them in the Gleave Services Agreement.

2.                                      AMENDMENT

The Gleave Services Agreement is hereby amended by adding the following sections after Section 3.1:

3.2                                 Gleave shall be entitled to the base compensation as set out in Schedule “B” hereto.

3.3                                 Gleave shall be entitled to an annual cash bonus as set out in Schedule “C” hereto.

3.4                                 Gleave shall be entitled to participate in the Corporation’s share option plan as set forth in Schedule “D” attached hereto and in accordance with its terms as amended from time to time.

3.                                      GENERAL

Except as provided in Article 2 herein, the Gleave Services Agreement remains unamended and in full force and effect between the parties to this Agreement.

This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

/s/ Sherry Tryssenaar	/s/ Martin Gleave
Witness	DR. MARTIN GLEAVE
S. Tryssenaar

ONCOGENEX TECHNOLOGIES INC.

	Per:	/s/ Scott Cormack
(Authorized Signatory)

2

SCHEDULE B

ONCOGENEX TECHNOLOGIES INC.

Compensation

B (1)                       Gleave shall be entitled to an annual consulting fee equal to $45,000 (the “Consulting Fee”) for the Term of the Agreement. The Consulting Fee shall be paid to Gleave in equal monthly payments of $3,750 per month within 10 days following the end of each month.

B (2)                       Gleave and OncoGenex hereby confirm that Gleave is acting as an independent contractor to OncoGenex and will, at Gleave’s own expense, pay all income taxes, unemployment insurance premiums, Canada Pension Plan premiums, Workers’ Compensation contributions, and all other taxes, charges and contributions levied or required by competent governmental authorities in Canada in respect of monies paid to Gleave under this Agreement and OncoGenex will not have any obligation whatsoever to compensate Gleave or persons working with Gleave for annual vacation, sickness, accident or disability, whether or not resulting from the performance by Gleave of obligations of Gleave under this Agreement, retirement pension or benefits or any benefits resulting from the expiration of the Term of the Agreement or for any other benefits accorded by OncoGenex to any of its employees.

SCHEDULE C

ONCOGENEX TECHNOLOGIES INC.

Bonus Plan – Milestones

C (1)                       Gleave shall be entitled to an annual cash bonus equal to $45,000 (the “Bonus”) for the Term of the Agreement. Any Bonus paid will be allocated to the achievement of particular milestones and overall performance as follows:

(a)                                  40% of Bonus for regulatory approval of an IND for OGX-011.

(b)                                 20% of Bonus for selection, as approved by the Board, of a second product for pre-clinical development.

(c)                                  20% of Bonus for securing additional new grant funding exceeding [***].

(d)                                 20% of Bonus for the approval by the Board to acquire an additional new drug target/therapeutic.

SCHEDULE D

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

SCHEDULE “A”

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between OncoGenex Technologies Inc. (the “Company”) and the Optionee named below pursuant to the Company Stock Option Plan as amended (the “Plan”), a copy of which is attached hereto, and confirms that:

1.                                       on March 1, 2002 (the “Grant Date”);

2.                                       Dr. Martin Gleave (the “Optionee”);

3.                                       was granted the option (the “Option”) to purchase 100,000 common shares (the “Option Shares”) of the Company;

4.                                       for the price (the “Option Price”) of $0.80 per share;

5.                                       which shall be exercisable (“Vested”) in whole or in part in the following amounts as follows:

i)                 as to 25,000 shares for each of the first two years following the Grant Date, 12,500 shares for each approval by the Board to acquire additional drug target or therapeutic.

ii)              as to 25,000 shares for each of the first two years following the Grant Date,  12,500 shares for each new [***] pf grant funding secured by Dr. Gleave for the benefit of the Company as determined by the Board.

6.                                       terminating on March 1, 2009 (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

In order to exercise this Option, the Optionee must deliver to the Company:

(a)                                  a notice of exercise in the form attached hereto as Exhibit No. 1, duly completed and executed together with a certified cheque for payment for all Option Shares in respect of which the Option is exercised; and

(b)                                 if required by the Company in order for the Company to comply with the Shareholders’ Agreement (as defined in the Plan), a counterpart to the Shareholders’ Agreement in a form acceptable to the Company duly and originally executed by the Optionee.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the 1st  day of March , 2002.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
/s/ Sherry Tryssenaar	)	/s/ Martin Gleave
Witness	)	OPTIONEE
S. Tryssenaar

ONCOGENEX TECHNOLOGIES INC.

/s/ Scott Cormack

2

EXHIBIT NO. 1 TO OPTION AGREEMENT

EXERCISE FORM

TO:                                                                          OncoGenex Technologies Inc.

D-9, 2733 Heather Street

Vancouver, British Columbia V5Z 3J5

Telephone:                                    604-875-5686

Facsimile:                                            604-875-5604

Attention:                                         Mr. Scott D. Cormack

I, the undersigned holder of the attached Option Agreement with OncoGenex Technologies Inc. (the “Company”), hereby exercise my Option and agree to acquire                           common shares of the Company (the “Acquired Shares”) and enclose a certified cheque in the amount of $                            representing the exercise price (Option Price multiplied by number of shares being acquired) for the Acquired Shares.

I hereby request that the Company issue the Acquired Shares to me under the OncoGenex Technologies Inc. Stock Option Plan and irrevocably direct that the Acquired Shares be issued registered in the following name and address and delivered as follows:

Name in Full	Registered Address	Delivery Address

(PLEASE PRINT IN FULL THE NAME IN WHICH CERTIFICATES ARE TO BE ISSUED.)

DATED this                  day of                                                       ,                           .

Signature of Optionee

Name of Optionee

3

GLEAVE SERVICES SECOND AMENDING AGREEMENT

THIS AGREEMENT, made as of 24th day of September, 2003 between:

DR. MARTIN GLEAVE, an individual residing in Vancouver, British Columbia (hereinafter referred to as “Gleave”)

-and-

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada (hereinafter referred to as the “Corporation”).

RECITALS:

WHEREAS the Corporation and Gleave entered into a services agreement dated December 21, 2001 (the “Gleave Services Agreement”) and an amending agreement dated March 1, 2002 (the “Gleave Services First Amending Agreement”) relating to Gleave providing certain services for the benefit of the Corporation;

AND WHEREAS the Corporation and Gleave wish to amend the term and Gleave’s participation in the compensation program of the Corporation, including its Employee Stock Option Plan;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                      CONSTRUCTION

Terms having capitalized first letter and not otherwise defined herein shall have the meaning ascribed to them in the Gleave Services Agreement.

2.                                      AMENDMENT

2.1                                 Article 5 of the Gleave Services Agreement is hereby deleted and replaced with the following:

“5.1                     Subject to Article 9, the term of this Agreement shall be from the date first written above until December 31, 2005 (the “Term”), provided that:

(a)                the Corporation shall have the right to terminate this Agreement at an earlier date if Gleave defaults on his obligations hereunder and the Corporation has given written notice to Gleave of such default and Gleave has failed to correct such default within thirty (30) days of such notice, and;

(b)               the Corporation shall have the right to terminate this Agreement at an earlier date on five (5) days prior written notice to Gleave if Gleave ceases to beneficially own or control any shares of the Corporation.

2.2                                 The Gleave Services Amending Agreement is hereby amended by replacing Schedule “B” and Schedule “C” thereto with Schedule “B” and Schedule “C” attached hereto, and;

2.3                                 In addition to the stock options granted pursuant to the Gleave Services First Amending Agreement, Gleave shall be entitled to participate in the Corporation’s share option plan as set forth in Schedule “D” attached hereto and in accordance with its terms as amended from time to time.

3.                                      GENERAL

This Agreement, the Gleave Services First Amending Agreement and the Gleave Services Second Amending Agreement shall be the whole and complete agreements between the Parties with respect to Gleave’s provision of services to the Corporation; these agreements replace and supersede any and all previous verbal or written agreements that may have been entered into. For clarity, except as provided in Article 2 herein, the Gleave Services Agreement remains unamended and in full force and effect between the parties to this Agreement. This Agreement may not be amended or modified except by written amendment signed between the Parties hereto.

This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

/s/ Sherry Tryssenaar	/s/ Martin Gleave
Witness	DR. MARTIN GLEAVE

ONCOGENEX TECHNOLOGIES INC.

	Per:	/s/ Sherry Tryssenaar
(Authorized Signatory)

SCHEDULE B

ONCOGENEX TECHNOLOGIES INC.

Compensation

Effective September •, 2003:

B (1)                       Gleave shall be entitled to an annual consulting fee equal to $60,000 (the “Consulting Fee”). The Consulting Fee shall be paid to Gleave in equal monthly payments of $5,000 per month within 10 days following the end of each month.

B (2)                       For travel outside of the province of British Columbia as requested by the Chief Executive Officer or President of OncoGenex, Gleave shall be reimbursed $2,000 per day (the “Travel Per Diem”). The Travel Per Diem shall be paid to Gleave within 10 days following the receipt by OncoGenex of an invoice received from Gleave in respect of such travel.

B (3)                       Gleave and OncoGenex hereby confirm that Gleave is acting as an independent contractor to OncoGenex and will, at Gleave’s own expense, pay all income taxes, unemployment insurance premiums, Canada Pension Plan premiums, Workers’ Compensation contributions, and all other taxes, charges and contributions levied or required by competent governmental authorities in Canada in respect of monies paid to Gleave under this Agreement and OncoGenex will not have any obligation whatsoever to compensate Gleave or persons working with Gleave for annual vacation, sickness, accident or disability, whether or not resulting from the performance by Gleave of obligations of Gleave under this Agreement, retirement pension or benefits or any benefits resulting from the expiration of the Term of the Agreement or for any other benefits accorded by OncoGenex to any of its employees.

SCHEDULE C

ONCOGENEX TECHNOLOGIES INC.

Bonus Plan – Milestones

C (1)                       Gleave shall be entitled to an annual cash bonus equal to $45,000 (the “Bonus”) for fiscal year 2003 and then $60,000 for each of fiscal years 2004 and 2005. The Bonus shall be based on objectives as established by the Board and communicated to Gleave. Any Bonus awarded for Gleave’s performance during fiscal year 2003 will be allocated to the achievement of overall corporate performance and to achievement of particular individual milestones as set forth below. New milestones for the Bonus in subsequent fiscal years will be set on an annual basis by the Compensation Committee and approved by the Board.

2003 Corporate Milestones (to a maximum of 70% of Bonus):

1.               Conclude Series “B” Financing;

2.               Enhance shareholder value by continuing clinical development of OGX-011 and expanding clinical indications:

i)                 Initiate OGX-011 + Taxotere clinical study;

ii)              Complete 80% patient accrual, or dose first patient at intended maximum dosage, for phase I pre-surgery study of OGX-011;

iii)           Complete 80% patient accrual, or dose first patient at intended maximum dosage, for phase I study of OGX-011 + Taxotere;

iv)          Expand co-development relationship with Isis through establishment of new project plan to include non-small cell lung cancer;

v)             Prepare phase II prostate and/or NSCL cancer protocol;

vi)          Obtain additional grant funding for clinical development of OGX-011;

3.               Enhance shareholder value by advancing development of OGX-225 for clinical development in 2004:

i)                 In-license backbone chemistry for OGX-225;

ii)              Complete pre-clinical pharmacology supporting clinical development of OGX-225;

iii)           Complete pharmacokinetic and toxicology studies for OGX-225;

iv)          Obtain grant funding for the pre-clinical and/or clinical development of OGX-225;

4.               Enhance shareholder value by diversifying the Corporation’s product portfolio mix:

i)                 Evaluate/assess new product/technology opportunities;

ii)              Acquire new product/technology opportunities as appropriate;

5.               Maintain operations within budget;

6.               Establish Scientific Advisory Board.

2003 Personal Milestones:

Up to 30% of Bonus based on Gleave’s achievement of the following 2003 Personal Objectives:

a.               Clinical development of OGX-011;

b.              Pre-clinical development of OGX-225;

c.               Grants in excess of [***];

d.              Establishment of SAB.

SCHEDULE D

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

ONCOGENEX TECHNOLOGIES INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1.                                      PURPOSE OF THE PLAN

OncoGenex Technologies Inc. (the “Company”) hereby establishes a stock option plan for directors, officers, employees and Service Providers (as defined below) of the Company and its subsidiaries, to be known as the “OncoGenex Technologies Inc. Stock Option Plan” (the “Plan”).

2.                                      DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1                                 “Board” means the Board of Directors of the Company.

2.2                                 “Change of Control” means the acquisition after December 21, 2001 by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities (as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

2.3                                 “Common Shares” means the common shares of the Company.

2.4                                 “Company” means OncoGenex Technologies Inc.

2.5                                 “Corporate Reorganization” has the meaning ascribed to it in Subsection 5.3.

2.6                                 “Disability” means:

(a)                                  any period of 365 consecutive days during which the Optionee is prevented, notwithstanding reasonable efforts to accommodate the disability, from performing his/her essential duties for the Company for more than 182 days in the aggregate by reason of illness or mental or physical disability; or

(b)                                 the Optionee being found of unsound mind or incapable of managing his/her own affairs  by the final judgement or order of a court of competent jurisdiction.

2.7                                 “Equity Securities” means:

(i)                                     shares or any other security of the Company that carries the residual right to participate in the earnings of the Company and, on liquidation, dissolution or winding-up, in the assets of the Company, whether or not the security carries voting rights;

(ii)                                  any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

(iii)                               any securities issued by the Company which are convertible or exchangeable into such securities.

2.8                                 “Expiry Date” means the date set by the Board under Section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.9                                 “Founder” means Dr. Martin Gleave and Gleave HoldCo.

2.10                           “Fully Converted Basis” at any time means that all shares convertible into Common Shares outstanding at that time shall be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and Common Shares issuable as a result thereof shall be deemed to have been issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

2.11                           “Fully Diluted Basis” at any time means that all options, warrants or other rights of any kind to acquire Common Shares and all securities convertible or exchangeable into Common Shares outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

2.12                           “Gleave HoldCo” means 603356 B.C. Ltd.

2.13                           “Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.14                           “Investment Agreement” means the investment agreement dated September 24, 2003 among the Company, the Major Investors and Scott Cormack;

2.15                           “Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in Section 96 of the Securities Act, provided however, if more than one Major Investor concurrently acquires Shares pursuant to the Shareholders’ Agreement, the Investment Agreement or the rights attaching to their Shares, those Major Investors shall not be considered Joint Actors of each other solely by reason of such acquisition.

2.16                           “Major Investors” means Ventures West 7 Limited Partnership (“Ventures West Canada”), Ventures West 7 U.S. Limited Partnership (“Ventures West U.S.”), H.I.G. Horizon Corp. (“H.I.G. Horizon”), Working Opportunity Fund (EVCC) Ltd. (“WOF”), Business Development Bank of Canada (“BDC”) and Milestone Medica Corporation (“MMC”) (or their respective successors or permitted assigns) and “Major Investor” means any one of them, provided that if any of Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF, BDC and MMC ceases to be a shareholder of the Company without successor or assignee then “Major Investors” or “Major Investor” means the remaining parties or party alone.

2.17                           “Offer” has the meaning ascribed to it in Subsection 4.5.

2.18                           “Option” means an option to purchase Shares granted pursuant to this Plan.

2.19                           “Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option.

2.20                           “Optionee” means each of the directors, officers, employees and Service Providers granted an Option pursuant to this Plan and their heirs, executors and administrators and an Optionee may also be a corporation or family trust controlled by an individual eligible for an Option grant pursuant to this Plan.

2.21                           “Option Price” means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of Section 5.

2.22                           “Option Shares” means the aggregate number of Shares, which an Optionee may purchase under an Option.

2.23                           “Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted.

2.24                           “Plan” has the meaning ascribed to it in Section 1.

2.25                           “Purchaser” has the meaning ascribed to it in Subsection 6.1(a).

2.26                           “Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.27                           “Selling Shareholders” has the meaning ascribed to it in Subsection 6.1(a).

2.28                           “Service Provider” means:

(a)                                  any person or company engaged to provide management, consulting or advisory services for the Company or for any entity controlled by the Company, provided such person is not an employee of the Company; and

(b)                                 any person who is providing management, consulting or advisory services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under Subsection 2.28(a), provided such person is not an employee of the Company.

2.29                           “Shareholders’ Agreement” means the shareholders’ agreement dated as of the date of the first issuance of Class B Preferred shares by the Company and made among the Company, the Major Investors, the Founder and Scott Cormack, as amended and restated from time to time.

2.30                           “Share Reorganization” has the meaning ascribed to it in Subsection 5.1.

2.31                           “Shares” means the common shares in the capital of the Company as constituted on the date of this agreement provided that, in the event of any adjustment pursuant to Section 5, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.32                           “Substantial Sale” has the meaning ascribed to it in Subsection 6.1(a).

2.33                           “Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

2.34                           “Unissued Option Shares” means the number of Shares, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of Section 5, such adjustments to be cumulative.

2.35                           “Vested” means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

3.                                      GRANT OF OPTIONS

3.1                                 Option Terms

The Board may from time to time authorize the issue of Options to directors, officers, employees and Service Providers of the Company and its subsidiaries.

The Option Price under each Option shall be determined by the Board at the time of issue of the Option and shall be subject to adjustment as provided in Section 5.

The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than seven years after the Grant Date. Options shall not be assignable (or transferable), except to a corporation or family trust controlled by an individual eligible for an Option grant pursuant to this Plan or as otherwise provided herein.

3.2                                 Limits on Shares Issuable on Exercise of Options

The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be equal to a maximum of 15% of the number of Shares outstanding from time to time on a Fully Diluted Basis or such additional amount as may be approved from time to time by the Board, but in any event not to exceed 1,173,312 Shares.

3.3                                 Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.                                      EXERCISE OF OPTION

4.1                                 When Options May be Exercised

Subject to Sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Unissued Option Shares at any time after the Grant Date up to 4:30 p.m. local time on the Expiry Date and shall not be exercisable thereafter.

4.2                                 Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share.

Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee’s cheque payable to the Company in the amount of the Option Price shall constitute payment of the

Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3                                 Vesting of Option Shares

Subject to Section 4.4, each Option shall become Vested in accordance with the Option Agreement or as may be determined by the Board on the Grant Date or as otherwise provided herein.

4.4                                 Termination Of Employment

If an Optionee ceases to be a director, officer, employee or Service Provider of the Company or one of the Company’s subsidiaries, his or her Option shall be exercisable as follows:

(a)                                  Death or Disability

If the Optionee ceases to be a director, officer, employee or Service Provider of the Company or a subsidiary of the Company, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares up to the Expiry Date or the date that is six (6) months after the Optionee ceases to be a director, officer, employee or Service Provider, which ever is sooner, after which the Option held by such Optionee shall be cancelled.

(b)                                 Termination For Cause

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.28(b), the Optionee’s employer, ceases to be a director, officer, employee or Service Provider of the Company or a subsidiary of the Company as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of the Optionee who satisfies the definition of Service Provider set out in Subsection 2.28(b), the Optionee’s employer, is employed or engaged, any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of that date.

(c)                                  Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.28(b), the Optionee’s employer, ceases to be a director, officer, employee or Service Provider, as the case may be, of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares as follows:

(i)                                     subject to Subsection 4.4(c)(ii), in the case of an employee of the Company or of a subsidiary of the Company, until the Expiry Date or the date which is sixty (60) days after the Optionee ceases to be an employee of the Company or a subsidiary of the Company, which ever is sooner, after which the Option held by such Optionee shall be cancelled;

(ii)                                  in the case of a director and/or officer who is also an employee of the Company or of a subsidiary of the Company, until the Expiry Date or the date which is one (1) year after the Optionee ceases to be an employee of the Company or a subsidiary of the Company, which ever is sooner, after which the Option held by such Optionee shall be cancelled;

(iii)                               in the case of a director and/or officer who is not also an employee of the Company or a subsidiary of the Company, or in the case of a Service Provider, until the Expiry Date of the Option.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Shares at the time that the relevant event referred to in this Section 4.4 occurred, shall not be or become exercisable in respect of such Unissued Option Shares and shall be cancelled.

Notwithstanding that an Option may have been transferred to a family trust, the Option will terminate after the transferor of the Option ceases to be a director, officer, employee or Service Provider of the Company or a subsidiary of the Company, on the date specified in and in accordance with Subsection 4.4(a), (b) or (c), as the case may be.

4.5                                 Effect of a Take-over Bid

If a bona fide offer (an “Offer”) for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in a Change of Control , the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee who is an officer or director of the Company of full particulars of the Offer, whereupon all Option Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon exercise, pursuant to the Offer. However, if:

(a)                                  the Offer is not completed within the time specified therein; or

(b)                                 all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become Vested pursuant to Section 4.3 shall be reinstated. If any Option Shares are returned to the Company under this Section 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6                                 Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer. After a declaration by the Board under this Section 4.6, the provisions of Section 4.5 will continue to apply to the Option.

4.7                                 Effect of a Change of Control

If a Change of Control occurs, 50% (or such larger percentage as may be determined by the Board) of all Option Shares subject to each outstanding Option which have not yet Vested will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee to the extent that the Option is Vested as a result of this Section 4.7.

4.8                                 Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.28(b), the Optionee’s employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9                                 Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5.                                      ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1                                 Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)                                  the Option Price will be adjusted to a price per Share which is the product of:

(i)                                     the Option Price in effect immediately before that effective date or record date; and

(ii)                                  a fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganizations; and

(b)                                 the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in clause (a)(ii) above.

5.2                                 Special Distribution

Whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a)                                  shares of the Company, other than the Shares;

(b)                                 evidences of indebtedness;

(c)                                  any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or

(d)                                 rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Shares as a result of such Special Distribution.

5.3                                 Corporate Organization

Whenever there is:

(a)                                  a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in Sections 5.1 or 5.2;

(b)                                 a consolidation, merger or amalgamation of the  Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)                                  a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Unissued Option Shares or if appropriate, as otherwise determined by the Directors.

5.4                                 Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditor, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

6.                                      SUBSTANTIAL SALE

6.1                                 Substantial Sale

For so long as the Shareholders’ Agreement is in effect, if

(a)                                  securityholders of the Company (the “Selling Shareholders”) holding not less than seventy seven percent of the outstanding Common Shares calculated on a Fully Converted Basis have agreed to Transfer their Equity Securities (a “Substantial Sale”) to a Person, or Persons acting in concert, (a “Purchaser”); and

(b)                                 the Purchaser offers to purchase the Options of an Optionee, the Optionee must sell the Options to the Purchaser at a price equal to

The number of Shares then exercisable under the Option	X	The price per Share paid by the Purchaser to the Selling Shareholders minus the exercise price per Share under the Option on equivalent terms and conditions, mutatis mutandis, as those agreed to by the Selling Shareholders in respect of the Substantial Sale, but in any event subject to the rights, privileges, restrictions and conditions, including all liquidation preferences, attaching to the securities as set out in the Company’s constating documents.

If the Purchaser offers to buy the Options of an Optionee and the Optionee does not sell the Optionee’s Options to the Purchaser as contemplated above, then the Optionee’s Option will expire, terminate and be cancelled on completion of the Substantial Sale.

7.                                      MISCELLANEOUS

7.1                                 Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

7.2                                 Necessary Approvals

The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

7.3                                 Administration of the Plan

The Board shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in Section 5.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

7.4                                 Income Taxes

As a condition of and prior to participation in the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.

7.5                                 Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of any regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee. For further certainty, nothing in the Plan shall limit the Board’s ability to grant Options under the Plan on terms that may be different or more favorable to an Optionee than those specified herein.

7.6                                 Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the Secretary of the Company.

7.7                                 No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

7.8                                 Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

7.9                                 No Assignment

No Optionee may assign any of his or her rights under the Plan without the consent from the Board or a majority of the Major Investors.

7.10                           Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

7.11                           Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of the Plan shall govern.

7.12                           Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the province of British Columbia.

7.13                           Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

7.14                           Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

This Amended and Restated Stock Option Plan was approved by the Board of Directors on September 16, 2003 and is restated after giving effect to the consolidation of the Company’s share capital on a one for five basis on September 23, 2003.

SCHEDULE “A”

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between OncoGenex Technologies Inc. (the “Company”) and the Optionee named below pursuant to the Company Stock Option Plan as amended (the “Plan”), a copy of which is attached hereto, and confirms that:

1.                                       on September 24, 2003 (the “Grant Date”);

2.                                       Dr. Martin Gleave (the “Optionee”);

3.                                       was granted the option (the “Option”) to purchase 133,870 common shares (the “Option Shares”) of the Company;

4.                                       for the price (the “Option Price”) of $0.90 per share

5.                                       which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

i)                 as to 84,996 shares, 3,148 shares per month upon the 1st day of each subsequent month following the Grant Date;

ii)              as to 48,874 shares, provided that the Company has completed the second tranche of the Class B equity issue (the “Second Closing”), these shares will Vest in an equal monthly amount upon the 1st day of each month commencing immediately after the Second Closing, where the monthly amount is calculated by dividing 48,874 by the number of months remaining after completing the Second Closing and before December 31, 2005. For clarity, these 48,874 shares will not Vest if the Company does not complete the Second Closing on or before November 1, 2004.

6.                                       terminating on September 24, 2010 (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

In order to exercise this Option, the Optionee must deliver to the Company:

(a)                                  a notice of exercise in the form attached hereto as Exhibit No. 1, duly completed and executed together with a certified cheque for payment for all Option Shares in respect of which the Option is exercised; and

(b)                                 if required by the Company in order for the Company to comply with the Shareholders’ Agreement (as defined in the Plan), a counterpart to the Shareholders’ Agreement in a form acceptable to the Company duly and originally executed by the Optionee.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the 24th day of September, 2003.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
	)	/s/ Martin Gleave
Witness	)	OPTIONEE

ONCOGENEX TECHNOLOGIES INC.

/s/ Scott Cormack

EXHIBIT NO. 1 TO OPTION AGREEMENT

EXERCISE FORM

TO:                                                                         OncoGenex Technologies Inc.

Suite 550, 2660 Oak Street

Vancouver, British Columbia V6H 3Z6

Telephone:                                    604-736-3678

Facsimile:                                            604-736-3687

Attention:                                         Mr. Scott D. Cormack

I, the undersigned holder of the attached Option Agreement with OncoGenex Technologies Inc. (the “Company”), hereby exercise my Option and agree to acquire              common shares of the Company (the “Acquired Shares”) and enclose a certified cheque in the amount of $              representing the exercise price (Option Price multiplied by number of shares being acquired) for the Acquired Shares.

I hereby request that the Company issue the Acquired Shares to me under the OncoGenex Technologies Inc. Stock Option Plan and irrevocably direct that the Acquired Shares be issued registered in the following name and address and delivered as follows:

Name in Full	Registered Address	Delivery Address

(PLEASE PRINT IN FULL THE NAME IN WHICH CERTIFICATES ARE TO BE ISSUED.)

DATED this        day of                       ,           .

Signature of Optionee

Name of Optionee

GLEAVE SERVICES THIRD AMENDING AGREEMENT

THIS AGREEMENT, made as of 10th day of August, 2005 between:

DR. MARTIN GLEAVE, an individual residing in Vancouver, British Columbia (hereinafter referred to as “Gleave”)

-and-

ONCOGENEX TECHNOLOGIES INC. a corporation incorporated under the laws of Canada (hereinafter referred to as the “Corporation”).

RECITALS:

WHEREAS the Corporation and Gleave entered into a services agreement dated December 21, 2001 (the “Original Gleave Services Agreement”) and an amending agreement dated March 1, 2002 (the “Gleave Services First Amending Agreement”) and a second amending agreement dated September 24, 2003 (the “Gleave Services Second Amending Agreement”) relating to Gleave providing certain services for the benefit of the Corporation;

AND WHEREAS the Corporation and Gleave wish to amend the term and Gleave’s participation in the compensation program of the Corporation, including its Employee Stock Option Plan, as amended from time to time (the “Plan”);

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                      CONSTRUCTION

                                                The Original Gleave Services Agreement as amended by the Gleave Services First Amending Agreement and the Gleave Services Second Amending Agreement is hereinafter referred to as the (“Gleave Services Agreement”).  Terms having a capitalized first letter and not otherwise defined herein shall have the meaning ascribed to them in the Gleave Services Agreement.

2.                                      AMENDMENT

2.1           Article 5 of the Gleave Services Agreement is hereby deleted and replaced with the following:

“5.1                           Subject to Article 9, the term of this Agreement shall be from the date first written above until December 31, 2008 (the “Term”), provided that:

(a)                                  the Corporation shall have the right to terminate this Agreement at an earlier date if Gleave defaults on his obligations hereunder and the Corporation has given written notice to Gleave of such default and Gleave has failed to correct such default within thirty (30) days of such notice;

                                                                                                (b)                                 the Corporation may terminate this Agreement at any time and without cause by providing written notice of termination to Gleave, in which case the Corporation shall pay to Gleave an amount equal to the lesser of $100,000 and the aggregate remaining consulting fees payable to the end of the Term had this Agreement not been so terminated; and

                                                                                                (c)                                  the Corporation shall have the right to terminate this Agreement at an earlier date on five (5) days prior written notice to Gleave if Gleave ceases to beneficially own or control any shares of the Corporation.”

2.2                                 The Gleave Services Agreement is hereby amended by replacing Schedule “B” and Schedule “C” thereto with Schedule “B” and Schedule “C” attached hereto.

2.3                                 Notwithstanding the terms of the Corporation’s stock option plan, if the Corporation notifies Gleave of termination of this Agreement, without cause, any options (“Options”) to purchase shares in the capital of the Corporation which have been granted to Gleave after July 13, 2005 and which have vested as at the date of termination, shall be exercisable by Gleave, until the expiry date specified in the Option agreement and the date which is 365 days after such notification, which ever is sooner, but not thereafter.

2.4                                 Except as otherwise provided in Article 2 herein, the terms of the Plan shall govern.  In the event of any inconsistency between the Plan and Article 2 herein, the terms of this Article 2 shall prevail.

3.                                      GENERAL

                                                The Gleave Services Agreement as amended by this Agreement comprises the entire agreement between the Parties with respect to Gleave’s provision of services to the Corporation and replaces and supersedes any and all previous verbal or written agreements that may have been entered into.  For clarity, except as provided in Article 2 herein, the Gleave Services Agreement remains unamended and in full force and effect between the parties to this Agreement.  This Agreement may not be amended or modified except by written amendment signed between the Parties hereto.

                                                This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

/s/ Sherry Tryssenaar	/s/ Martin Gleave
Witness: S. Tryssenaar	DR. MARTIN GLEAVE

2

ONCOGENEX TECHNOLOGIES INC.

Per:	/s/ Scott Cormack
(Authorized Signatory)

3

SCHEDULE B

ONCOGENEX TECHNOLOGIES INC.

Compensation

Effective January 1, 2006:

B (1)        Gleave shall be entitled to an annual consulting fee equal to $100,000 (the “Consulting Fee”).  The Consulting Fee shall be paid to Gleave in equal monthly payments of $8,333.33 per month within 10 days following the end of each month.

B (2)        For travel exclusive to OncoGenex that is outside of the Province of British Columbia as requested by the Chief Executive Officer or President of OncoGenex, Gleave shall be reimbursed $2,000 per day (the “Travel Per Diem”).  The Travel Per Diem shall be paid to Gleave within 10 days following the receipt by OncoGeneX of an invoice received from Gleave in respect of such travel.

B (3)        Gleave and OncoGenex hereby confirm that Gleave is acting as an independent contractor to OncoGenex and will, at Gleave’s own expense, pay all income taxes, unemployment insurance premiums, Canada Pension Plan premiums, Workers’ Compensation contributions, and all other taxes, charges and contributions levied or required by competent governmental authorities in Canada in respect of monies paid to Gleave under this Agreement and OncoGenex will not have any obligation whatsoever to compensate Gleave or persons working with Gleave for annual vacation, sickness, accident or disability, whether or not resulting from the performance by Gleave of obligations of Gleave under this Agreement, retirement pension or benefits or any benefits resulting from the expiration of the Term of the Agreement or for any other benefits accorded by OncoGenex to any of its employees.

SCHEDULE C

ONCOGENEX TECHNOLOGIES INC.

Bonus Plan – Milestones

Effective Janaury 1, 2006:

C (1)        During the Term (as defined in this Agreement), Gleave shall be entitled to an annual cash bonus of up to 40% of the annual consulting fee payable to Gleave under this Agreement (the “Bonus”).  The Bonus shall be based on achievement of overall corporate performance of objectives as established by the Board at the beginning of the fiscal year.